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                                                                   EXHIBIT 99(a)

                              OWEN HEALTHCARE, INC.

                                STOCK OPTION PLAN

                             I. PURPOSE OF THE PLAN
                                -------------------

The Owen Healthcare, Inc. Stock Option Plan (the "Plan") is intended to provide a means whereby certain employees and/or directors of Owen Healthcare, Inc. (the "Company"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees and/or directors the option ("Option") to purchase shares of the $1.00 stated value common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options within the meaning of section 422A(B) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") or options which do not constitute Incentive Stock Options.


                               II. ADMINISTRATION
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The Plan shall be administered by the Board of Directors (the "Board") of the
Company or by a Committee appointed by the Board from among its members (the "Committee"). The Board or the Committee shall have sole authority to select the employees and/or directors who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Board or the Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Board or the Committee in selecting the employees and/or directors to whom Options shall be granted, in establishing the number of shares which may be issued under each Option, and in construing the provisions of the Plan shall be final.


                             III. OPTION AGREEMENTS
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Each Option shall be evidenced by an Option Agreement and shall contain terms and conditions, and may be exercisable for such periods, as may be approved by the Board or the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. Each


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Option and all rights granted thereunder shall not be transferable other than by
Will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.


                           IV. ELIGIBILITY OF OPTIONEE
                               -----------------------

Options may be granted only to directors and individuals who are key employees of the Company or any parent or subsidiary corporation (as defined in section 425 of the Code) of the Company at the time the Option is granted. Options may be granted to the same employee on more than one occasion. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options under the Plan are exercisable for the first time by an individual during any calendar year plus the aggregate fair market value (determined at the time of option grant) of stock with respect to which other incentive stock options within the meaning of section 422A(B) of the Code granted after December 31, 1986 under any other stock option plans of the Company and any parent and subsidiary of the Company are exercisable for the first time by such individual during such calendar year shall not exceed $100,000. Options of an individual which are subject to the foregoing limitation and which may become exercisable in any year pursuant to their terms shall become exercisable in ascending order of option price. The Committee shall determine which of an Optionee's Incentive Stock Options will not become exercisable during a year because of such limitation and shall notify the Optionee of such determination as soon as practicable after the beginning of such year. Further, no Incentive Stock Option shall be granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company of its parent or any subsidiary corporation, within the meaning of section 422A(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. No Incentive Stock Option may be granted to a Non-Employee Director. In regards to Non-Statutory Stock Options; a reference to "Employee" shall mean either an employee or a member of the Board of Directors of the Company or its subsidiaries.


                          V. SHARES SUBJECT TO THE PLAN
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The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 150,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are

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not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment as provided in Paragraph VIII hereof. Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method referred to in Paragraph III hereof, shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one employee, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.


                                VI. OPTION PRICE
                                    ------------

The purchase price of Stock issued under each Option shall be determined by the Board or the Committee, but in the case of an Incentive Stock Option, such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.


                                VII. TERM OF PLAN
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The Plan shall be effective upon the date of its adoption by the Board of
Directors, provided the plan is subsequently approved by the shareholders of the Company within 12 months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX hereof, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board of Directors.


                    VIII. RECAPITALIZATION OR REORGANIZATION
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(a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the

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Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, if the ownership of more than 50% of the outstanding shares of Stock shall change as a result of a concerted action by one or more persons or corporations, or if an attempt is so made to effect such a change of ownership, or if the Company is to be dissolved and liquidated (each such event is referred to as a "Corporate Change"), then the Board or the Committee, in order to protect the rights of holders of outstanding Options, in its sole discretion may (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full on or before a date (before or after such Corporate Change) fixed by the Board or the Committee, (ii) provide for the purchase, before or after such Corporate Change, of each Option then outstanding for an amount of cash equal to the excess of the fair market value of the shares subject to such Option (which in the event of a change in the ownership of more than 50% of the outstanding shares of Stock shall be not less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate option price of such shares, (iii) make such adjustments to Options then outstanding as the Board or the Committee deems appropriate to reflect such Corporate Change, or (iv) cause Options then outstanding to be assumed, or new options substituted therefor, by any surviving corporation in such Corporate Change. For purposes of this paragraph VIII, the

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Company shall be considered to be the surviving corporation in a merger the result of which is a change in the ownership of more than 50% of the outstanding shares of Stock.

(d) Notwithstanding anything to the contrary herein, no adjustment shall be made if such adjustment would result in a modification of an Option (within the meaning of section 425 of the Code), or cause such Option to fail to continue to qualify as an incentive stock option under section 422A(b) of the Code.

(e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.


                    IX. AMENDMENT OR TERMINATION OF THE PLAN
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The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of employees eligible to receive Options under the Plan, or extend the term of the Plan, without the approval of the shareholders of the Company.


                               X. SECURITIES LAWS
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The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and in the opinion of legal counsel for the Company there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance of such shares. In such circumstances, the Company will use reasonable efforts to obtain such registration or such exemption as soon as practicable.

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